SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 7, 2005

                       Alliance Distributors Holding Inc.
               (Exact name of Registrant as Specified in Charter)


(State of other Jurisdiction         (Commission File          (IRS Employer
     of Incorporation)                   Number)             Identification No.)
          Delaware                      000-32319               33-0851302

                    15-15 132nd St., College Point, New York
                    (Address of Principal Executive Offices)

                                      11356
                                   (Zip Code)

        Registrant's Telephone Number, Including Area Code: 718-747-1500


                                       N/A
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2005, the Company appointed Barbara A. Ras as its Chief Financial Officer under a letter agreement signed by the Company on that date. Ms. Ras' employment is on a part-time, at will basis, for annual compensation of $125,000. The Company agreed to grant to Ms. Ras 100,000 options under a separate grant letter to be provided by the Company to Ms. Ras. The options will be exercisable at $0.325 per share, and will vest quarterly over a 3 year period while Ms. Ras is employed by the company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Reference is made to Item 1.01 describing Ms. Ras' appointment as CFO of the Company.

      Ms. Ras has not engaged in business activities since September 2002. From October 1994 to August 2002 she was employed at Take Two Interactive Software, Inc (NASDQ: TTWO), in several positions, including controller and chief accounting officer, and also as chief financial officer of Take Two's distribution arm. Previously, she was a tax accountant and an internal auditor. Ms. Ras is a certified public accountant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
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(c) Exhibits


Exhibit No.                Description

10.01                      Form of Letter Agreement regarding employment
99.01                      Press Release dated April 7, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 8, 2005

                       ALLIANCE DISTRIBUTORS HOLDING INC.


                                            By:    /S/ Jay Gelman
                                                   ---------------------
                                            Name:  Jay Gelman

                                            Title: Chairman of the Board

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EXHIBIT INDEX

Exhibit No.                Description

10.01                      Form of Letter Agreement regarding employment
99.01                      Press Release dated April 7, 2005